UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – February 3, 2004

(Date of earliest event reported)

HOLLYWOOD CASINO SHREVEPORT
SHREVEPORT CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana		72-1225563
Louisiana	333-88679	75-2830167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

465 Clyde Fant Parkway, Shreveport, Louisiana		71101
(Address of principal executive offices)		(Zip Code)

Area Code (318) 220-0711
(Registrant’s telephone number)

Item 5.          Other Events.

On February 3, 2004, HCS I, Inc., the managing general partner of Hollywood Casino Shreveport (“HCS”), issued a press release announcing that the Board of Directors of HCS had initiated a process that it hopes will result in the sale or other disposition of the riverboat casino/hotel complex of HCS located in Shreveport, Louisiana.  In addition, HCS announced that its Board of Directors had determined not to authorize HCS to make the February 1, 2004 interest payments, aggregating $12.3 million, due on the 13% Senior Secured Notes due 2006 and the 13% First Mortgage Notes due 2006 issued by HCS and its subsidiary Shreveport Capital Corporation.  The full text of the press release making such announcements is attached as Exhibit 99.1.

Item 7.          Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	99.1	Press Release issued February 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 6, 2004	Hollywood Casino Shreveport
	By:	HCS I, Inc.

	By:	/s/ John C. Hull
John C. Hull
President and Chief Financial Officer

Dated: February 6, 2004	Shreveport Capital Corporation

	By:	/s/ John C. Hull
John C. Hull
President and Chief Financial Officer